Exhibit 23.1     Consent of KPMG LLP, Independent Registered Public Accounting Firm of Ambac Assurance Corporation

The Board of Directors

Ambac Assurance Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-131600) of Deutsche Alt-A Securities, Inc. (the “Registrant”) and in the Prospectus Supplement of the Registrant relating to Deutsche Alt-B Securities Series 2006-AB2 (the “Prospectus Supplement”) of our report dated March 10, 2006 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, which report appears in the Annual Report on Form 10-K of Ambac Financial Group, Inc., which was filed with the Securities and Exchange Commission on March 13, 2006, and to the reference to our firm under the heading “Experts” in the Prospectus Supplement. Our report refers to changes, in 2003, in Ambac Assurance Corporation’s methods of accounting for variable interest entities and stock-based compensation.

      /S/ KPMG

New York, New York

May 26, 2006